UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2025

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1307 Point Street, Baltimore, Maryland 21231

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000
____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.20	TROW	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2025, the Board of Directors (the “Board”) of T. Rowe Price Group, Inc. (the “Company”) increased the number of directors from 11 to 13, and elected Mr. Allan Golston and Mr. Richard Verma as directors of the Company. Mr. Golston was appointed to the Audit Committee and to the Executive Compensation and Management Development Committee. Mr. Verma was appointed to the Nominating and Corporate Governance Committee and to the Executive Compensation and Management Development Committee.

The Board determined that each of Messrs. Golston and Verma are an “independent director” in accordance with the NASDAQ Listed Company Rules, the rules and regulations of the Securities and Exchange Commission and the Company’s Corporate Governance Guidelines.

Mr. Golston is the President of the United States Program at the Gates Foundation, a private foundation that supports initiatives in education, world health and population and community giving, since 2006. Prior to this role, Mr. Golston served as Interim Executive Director of the Global Health Program and as Chief Financial and Administrative Officer for the Gates Foundation from 2005 to 2006 and 2000 to 2006, respectively. Mr. Golston also held previous roles as a finance executive and leading finance divisions with the Swedish Health System and the University of Colorado Hospital and served as an auditor with KPMG from 1989-1991.

Mr. Golston earned a B.S. in Accounting from the University of Colorado and a M.S. in Business Administration from Seattle University.

Mr. Golston is a member of the board of directors of Harley Davidson and is the chair of the nominating and corporate governance committee and a member of the audit and finance committee. He also served on the board of directors of Stryker Corporation from January 2011 through May 2025.

Mr. Verma has been the chief administrative officer for Mastercard Incorporated, an American multinational financial services corporation, overseeing the company’s law, government affairs and policy, franchise, corporate security, and community and belonging functions since 2025. He is also a member of the company’s executive leadership team and management committee. He was the deputy secretary of state for management and resources and acted as chief operating officer of the State Department, from 2023 to 2025. Prior to serving in that position, he was the general counsel and head of global public policy at Mastercard from 2020 to 2023. Mr. Verma previously served as the vice chairman and a partner at The Asia Group, from 2017 to 2020. He served as United States Ambassador to India from 2014 to 2017. Mr. Verma was assistant secretary of state for legislative affairs from 2009 to 2011 and was senior national security advisor to the U.S. Senate majority leader from 2004 to 2007. He also was a partner and senior counselor with Steptoe & Johnson LLP, a global law firm, and is a U.S. Air Force veteran, who served as judge advocate during active duty.

Mr. Verma holds a doctorate in International Relations from Georgetown University, a law degree, cum laude, from American University, a Masters of Law with distinction in International Law from Georgetown University Law Center, and a Bachelor of Science from Lehigh University.

He is a board member of the Ford Foundation, and has previously served on the boards for Lehigh University and the National Endowment for Democracy. In addition Mr. Verma served on our board from 2018 to 2023.

Section 9 - Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated October 16, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ David Oestreicher
Vice President, General Counsel and Secretary
Date: October 16, 2025